Exhibit 10.14

FIRST AMENDMENT TO AGREEMENT

THIS FIRST AMENDMENT TO AGREEMENT is made and entered into as of September 9, 2011, between VYSTAR CORPORATION, a Georgia corporation (“Vystar”), CMA Investments, LLC, a Georgia limited liability company (“CMA”) and ITALIA-EIRE LP, a Georgia limited partnership (“I-E”).

WITNESSETH

WHEREAS, the parties previously entered into that certain Agreement dated April 29, 2011, whereby Vystar issued a Promissory Grid Note to CMA in the principal amount of up to $800,000 (the “Vystar Note”); and

WHEREAS, CMA is a party to a Change in Terms Agreement dated the date hereof which amends that certain Business Loan Agreement among CMA, Joseph C. Allegra, MD (“Allegra”), John D. Craft and Mitsy Y. Mangum (collectively, the “Guarantors”) and Atlantic Capital Bank (“ACB”) (the “Loan Agreement”); and

WHEREAS, the parties hereto desire to increase the maximum principal amount of the Promissory Grid Note to $1,000,000.

NOW, THEREFORE, for good and valuable consideration, Vystar, CMA and I-E agree as follows:

1.

The parties hereto agree to increase the maximum of the Promissory Grid Note to $1,000,000, effective the date hereof.

2.

This First Amendment to Agreement shall be governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Agreement as of the date first above written.

[Signatures on the following page]

Vystar Corporation

By:
William R. Doyle
Chairman, CEO and President

Italia-Eire LP

By:	Lincoln Lee Investments, LLC
General Partner

By:
Joseph C. Allegra, Manager

CMA Investments, LLC

By:
Joseph C. Allegra, Manager